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                                                                    Exhibit 4.15


                                 FIRST AMENDMENT
                                     TO THE
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

            This First Amendment to the Amended and Restated Stockholders Agreement (this "Amendment"), dated as of May 1, 2005, is entered into by and among Altra Holdings, Inc., a Delaware corporation (the "Company"), and each of the parties named on Schedule A hereto (each a "Stockholder" and collectively, the "Stockholders") in order to amend and modify that certain Amended and Restated Stockholders Agreement, dated as of January 6, 2005 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                                    RECITALS:

            WHEREAS, the Company and the Stockholders desire to amend the Agreement to provide the Genstar Parties additional rights to transfer Securities owned by such Genstar Parties to directors, officers and employees of the Company and Altra Industrial Motion, Inc., the wholly-owned subsidiary of the Company; and

            WHEREAS, Section 15(e) of the Agreement provides that the Agreement may be amended by the written consent of the Company and Stockholders owning a majority of the Company's Securities.

            NOW, THEREFORE, the parties to this Amendment, intending to be legally bound hereby, agree as follows:

      Section 1. Right to Transfer. Section 4(e) of the Agreement shall be deleted in its entirety and replaced with the following:

      "(e) Exceptions to Right of Co-Sale. The Right of Co-Sale shall not apply to (i) Transfers to Affiliates, members, advisors, employees, consultants and partners of the Genstar Parties provided that such Transfer does not result in a Change of Control, (ii) Transfers to other Stockholders or their Affiliates provided that such Transfer does not result in a Change of Control, (iii) Transfers made pursuant to a registered Public Offering or pursuant to Rule 144 under the Securities Act, (iv) Transfers in the form of dividends or distributions (whether upon liquidation or otherwise) by a Genstar Party or a Genstar Affiliate to its current or former partners, members of stockholders (and any subsequent transfers by such current or former partners, members or stockholders) pursuant to the terms of the partnership, limited liability company or other applicable agreement, or (v) Transfers not for value, or (vi) Transfers to directors, officers or employees of the Company or its subsidiaries; provided that, in the case of clauses (i), (ii) and (v) above, the transferee agrees in writing to be bound by the provisions of this Agreement applicable to a Genstar Party; provided further that, in the case of clause (vi) above, the transferee agrees in writing to be bound by the provisions of this Agreement

                                       1
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applicable to a Management Stockholder or Non-Management Stockholder, as
applicable."

      Section 2. Effectiveness. This Amendment shall become effective as of the date first above written. Except as otherwise provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                                       2
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            IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties as of the date first set forth above.

                                    ALTRA HOLDINGS, INC.


                                    By:
                                        ------------------------------
                                          Name:
                                          Title:

                                    GENSTAR CAPITAL PARTNERS III, L.P.

                                    By:   Genstar Capital III, L.P.
                                    Its:  General Partner

                                          By:  Genstar III GP LLC
                                          Its: General Partner

                                          By:
                                             -------------------------
                                             Name:
                                             Title:

                                    STARGEN III, L.P.

                                    By:   Genstar Capital III, L.P.
                                    Its:  General Partner

                                          By:  Genstar III GP LLC
                                          Its: General Partner

                                          By:
                                             -------------------------
                                             Name:
                                             Title:

                                    CAISSE DE DEPOT ET PLACEMENT DU
                                    QUEBEC

                                          By:
                                             -------------------------
                                             Name:
                                             Title:

                                          By:
                                             -------------------------
                                             Name:
                                             Title:




                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                    ------------------------------------
                                    Michael L. Hurt

                                    Address: 58 Cornertown Road
                                             Chambersburg, PA. 17201
                                             Telephone: (717) 267-3904


                                    ------------------------------------
                                    William J. Duff

                                    Address: 4535 Limestone Dr.
                                             Manlius NY  13104
                                             Facsimile:  (315) 432-1312
                                             (non-secure facsimile line)


                                    ------------------------------------
                                    Thomas F. Tatarczuch

                                    Address: 711 Orchard Court
                                             Chambersburg, PA 17201
                                             Telephone: (717) 267-3052


                                    ------------------------------------
                                    Donald S. Wierbinski

                                    Address: 2393 Sands Rd.
                                             Camillus NY  13031
                                             Facsimile:  (315) 432-1312
                                             (non-secure facsimile line)



                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                    ------------------------------------
                                    Craig Schuele

                                    Address: 18 Old Mill Road
                                             Kingston, MA  02364
                                             Tel:  (781) 582-2021


                                    ------------------------------------
                                    Gerald Ferris

                                    Address:




                                    ------------------------------------
                                    Edward L. Novotny

                                    Address:




                                    ------------------------------------
                                    Mark Stuebe

                                    Address:




                                    ------------------------------------
                                    Timothy McGowan

                                    Address:


                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                    ------------------------------------
                                    Larry McPherson

                                    Address:




                                    ------------------------------------
                                    Lee Hess

                                    Address:




                                    ------------------------------------
                                    Thomas Hunt

                                    Address:




                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                    FRANK BAUCHIERO MKC WORLDWIDE

                                    By:
                                        ------------------------------
                                    Name:
                                    Title:
                                          Address:




                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                   SCHEDULE A

                              LIST OF STOCKHOLDERS

Genstar Capital Partners III, L.P.
Stargen III, L.P.
Caisse de depot et placement du Quebec
Michael L. Hurt
William J. Duff
Thomas F. Tatarczuch
Donald S. Wierbinski
Craig Schuele
Gerald Ferris
Edward L. Novotny
Mark Stuebe
Timothy McGowan
Larry McPherson
Lee Hess
Thomas Hunt
Frank Bauchiero MKC Worldwide